Exhibit 4.3

This Security is a Depository Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee of the Depository to a successor Depository or a nominee of such successor Depository) may be registered except in such limited circumstances.

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company] and any payment is made to [Cede & Co.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, [Cede & Co.], has an interest herein.

REGISTERED	REGISTERED
PRINCIPAL AMOUNT:
NO. FXR	U.S. $

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION MEDIUM-TERM NOTE, SERIES D
	(FIXED RATE)	CUSIP NO.

ORIGINAL ISSUE DATE:		STATED MATURITY DATE:

INTEREST RATE:

REDEMPTION DATE(S):		REDEMPTION PERIOD(S) AND PRICE(S):

REPAYMENT DATE(S):		REPAYMENT PRICE(S):

INITIAL MATURITY DATE:		RENEWAL TERMS: (IF ANY)

FINAL MATURITY DATE:		EXTENSION TERMS: (IF ANY)

OTHER PROVISIONS:		OPTIONAL RESET DATE(S): (IF ANY)

AMORTIZING NOTE:

☐ YES ☐ NO

DEFAULT RATE:	(ONLY APPLICABLE IF SECURITY IS ISSUED AT ORIGINAL ISSUE DISCOUNT)

OID DEFAULT/REDEMPTION AMOUNT:	(ONLY APPLICABLE IF SECURITY IS ISSUED AT ORIGINAL ISSUE DISCOUNT)

AMORTIZATION SCHEDULE:

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to, [CEDE & Co. as nominee for The Depository Trust Company] or registered assigns, the principal sum of                        U.S. DOLLARS, on the Stated Maturity Date set forth above, and to pay interest thereon from the Original Issue Date set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on January 15 and July 15 in each year, commencing on the first such Interest Payment Date next succeeding the Original Issue Date and at Maturity (as defined below), at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that if the Original Issue Date falls between a Regular Record Date and an Interest Payment Date, the first payment of interest will be paid on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on such next succeeding Regular Record Date; and provided further that interest payable on the Stated Maturity Date or, if applicable, upon redemption or repayment (such Stated Maturity Date, redemption date or repayment date, a “Maturity”) (whether or not such Maturity is an Interest Payment Date) shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made [at the office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, New York City in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by U.S. dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a holder of $10,000,000 or more in aggregate principal amount of Securities of like tenor and terms shall be entitled to receive such payment of interest by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date for such payment of interest] [by wire transfer to the account designated by the Depository]. The Company has initially designated U.S. Bank Trust Company, National Association as its Paying Agent for the Securities in the Borough of Manhattan, New York City.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	By
Ling Wang Senior Vice President & Chief Financial Officer
This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated:

U.S. Bank Trust Company, National Association, as Trustee

Attest:
Assistant Secretary-Treasurer

By
Authorized Signatory

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

MEDIUM-TERM NOTE, SERIES D

(FIXED RATE)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of December 15, 1987, as supplemented by a First Supplemental Indenture dated as of October 1, 1990 (the Indenture as so supplemented being herein called the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series is limited in aggregate principal amount as described in the Indenture.

Each Security of this series shall be dated the date of its authentication by the Trustee. Each Security of this series shall also bear an Original Issue Date, as specified on the face hereof, and such Original Issue Date shall remain the same for all Securities subsequently issued upon transfer, exchange or substitution of such original Security (or such subsequently issued Securities) regardless of their dates of authentication.

Unless one or more Redemption Dates are specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) are so specified, this Security is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity Date is prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date or Special Record Date, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such redemption is an authorized denomination. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending at the close of business on the day of mailing the Redemption Notice or (ii) register the transfer or exchange of any Security, or any portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part.

Unless one or more Repayment Dates is specified above, this Security shall not be repayable at the option of the Holder on any date prior to the Stated Maturity Date specified above. If one or more Repayment Dates (or ranges of Repayment Dates) are so specified, this Security is subject to repayment on any such date (or during any such range) at the option of the Holder at a price equal to 100% of the principal amount hereof or, if this Security is issued at Original Issue Discount (as specified on the face hereof), the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity Date is prior to the Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date or Special Record Date, all as provided in the Indenture. For this Security to be repaid at the option of the Holder, the Paying Agent must receive, at least 30 days but not more than 60 days prior to the Repayment Date on which this Security is to be repaid, (a) appropriate wire transfer instructions and (b) either (i) this Security with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled “Option to Elect Repayment” on this Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such Security and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder shall be irrevocable, except a Holder who has tendered this Security for repayment pursuant to a Reset Notice or an Extension Notice. The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such repayment must be an authorized denomination. The Company will not be required to register the transfer or exchange of any Security following the receipt of a notice to repay a Security as described above. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Trustee, whose determination will be final, binding and non-appealable.

In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.

If this Security is an Amortizing Note as shown on the face hereof, a portion or all of the principal amount of this Security is payable prior to the Stated Maturity Date in accordance with a schedule or by application of a formula as set forth on the face hereof.

If so specified above, the Stated Maturity Date of this Security may be extended at the option of the Company, in the manner set forth below (unless otherwise provided on the face hereof), for the period or periods specified above (each an “Extension Period”) up to but not beyond the date (the “Final Maturity Date”) set forth above:

(a) The Company may exercise such option by notifying the Paying Agent of such exercise at least 45 but no more than 60 days prior to the Stated Maturity Date in effect prior to such exercise (the “Original Stated Maturity”). If the Company exercises such option, the Paying Agent will mail by first-class mail, postage prepaid, to the Holder of this Security no later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) setting forth (i) the election of the Company to extend the Original Stated Maturity, (ii) the new Stated Maturity Date (which shall then be considered the Stated Maturity Date for all purposes of this Security), (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the Paying Agent’s transmittal of the Extension Notice, the Original Stated Maturity of this Security shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Security will have the same terms as prior to the transmittal of such Extension Notice.

(b) Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity of this Security the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish an interest rate that is higher than the interest rate provided for in the Extension Notice for the Extension Period by mailing or causing the Paying Agent to transmit notice, by first-class mail, postage prepaid, of such higher interest rate to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity Date is extended will bear such higher interest rate for the Extension Period.

(c) If the Company elects to extend the Stated Maturity Date of this Security, the Holder hereof will have the option to elect repayment of this Security by the Company on the Original Stated Maturity at a price equal to the principal amount hereof plus interest accrued to such date. In order for this Security to be so repaid on the Original Stated Maturity, the Holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Security or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder hereof has tendered this Security for repayment pursuant to an Extension Notice, such Holder may, by written notice to the Paying Agent, revoke such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

If so specified above, this Security may be renewed by the Holder of the Security on an Interest Payment Date (specified above) occurring in or prior to the twelfth month following the Original Issue Date (the “Initial Maturity Date”) in accordance with the procedures described below:

(a) On the Interest Payment Date occurring in the sixth month (unless a different interval (the “Special Election Interval”) is specified above) prior to the Initial Maturity Date (as specified above) of a renewable note (the “Initial Renewal Date”) and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a “Renewal Date”), the term of this Security may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder of this Security elects to extend the term of this Security or any portion hereof as provided below. If the Holder of this Security does not elect to extend the term of any portion of the principal amount of this Security during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the “New Maturity Date”).

(b) A Holder of this Security may elect to renew the term of this Security, or if specified above, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office not less than 15 nor more than 30 days prior to such Renewal Date. Such election will be irrevocable and will be binding upon each subsequent Holder of this Security. An election to renew the term of this Security may be exercised with respect to less than the entire principal amount of this Security only if so specified above and only in such principal amount, or any integral multiple in excess thereof, as specified above. Notwithstanding the foregoing, the term of this Security may not be extended beyond the Stated Maturity Date specified above.

(c) If the Holder of this Security does not elect to renew this Security, this Security must be presented to the Trustee (or any duly appointed Paying Agent) simultaneously with notice of such election (or, in the event notice of such election, together with a guarantee of delivery within five Business Days, is transmitted on behalf of the Holder hereof from a member of a national securities exchange, the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company in the United States, within five Business Days of the date of such notice). As soon as practicable following receipt of this Security, the Trustee (or any duly appointed Paying Agent) will issue in exchange of this Security in the name of the Holder hereof (i) a Security, in a principal amount equal to the principal amount of this Security for which the election to renew the term hereof was exercised, with terms identical to those specified on this Security (except for the Original Issue Date and the Initial Interest Rate and except that such Security will have a fixed, nonrenewable Stated Maturity Date on the New Maturity Date) and (ii) if such election is made with respect to less than the full principal amount of this Security, a replacement Security in a principal amount equal to the principal amount of this Security for which the election was made, with terms identical to this Security.

If so specified above, the interest rate of this Note may be reset at the option of the Company on the date set forth on the face hereof (each an “Optional Reset Date”) in accordance with the procedures described below:

(a) The Company may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date set forth on the face hereof. If the Company exercises such option, the Paying Agent will mail by first-class mail, postage prepaid, to the Holder of this Security not later than 40 days prior to such Optional Reset Date a notice (the “Reset Notice”) setting forth (i) the election of the Company to reset the interest rate of this Security, (ii) such new interest rate, and (iii) the provisions, if any, for redemption of this Security during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity Date of this Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

(b) Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date of this Security, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish an interest rate that is higher for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Paying Agent to mail notice of such higher interest rate by first-class mail, postage prepaid, to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate is reset on an Optional Reset Date will bear such higher interest rate.

(c) If the Company elects to reset the interest rate of this Security, the Holder of this Security will have the option to elect repayment of this Security by the Company on any Optional Reset Date at a price equal to the principal amount hereof plus interest accrued to such Optional Reset Date. In order for this Security to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Security or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder hereof has tendered this Security for repayment pursuant to a Reset Notice, such Holder may, by written notice to the Paying Agent, revoke such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

Interest payments for this Security will include interest accrued from and including the most recent date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date, if no interest has been paid with respect to this Security) to but excluding the Interest Payment Date or Maturity. If any Interest Payment Date or the Maturity falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

The Company at its option, subject to the terms and conditions provided in the Indenture, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture after the Company deposits with the Trustee (or, in certain circumstances, 91 days after the Company deposits with the Trustee), pursuant to an escrow trust agreement, money or U.S. Government Obligations, or a combination of money and U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, the Securities on the dates such payments are due in the currency, currencies or currency unit or units, in which such Securities are payable and in accordance with the terms of the Securities.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (acting as one class). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (acting as one class), on behalf of the Holders of all Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency as may be designated by the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of the tenor and terms, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S. $2,000 and any integral multiple of U.S. $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and terms of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN Act Custodian
TEN ENT	-	as tenants by the entireties	(cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act____________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s),

assigns and transfer(s) unto

Please insert social security

or other identifying number

of assignee

/                                         /

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and

appointing                                                               Attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature
(The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE AT THE OPTION OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS

The undersigned hereby irrevocably requests and instructs the Company to repay the attached Security (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof together in the case of any such repayment with interest to the Repayment Date, to the undersigned at                                                              .

For the Security to be repaid at the option of the Holder, the paying agent must receive at its corporate trust office, at least 30 days but not more than 60 days prior to the Repayment Date on which the Security is to be repaid, (a) appropriate wire transfer instructions and (b) either (i) the Security together with this “Option to Elect Repayment” form duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security, together with this duly completed form entitled “Option to Elect Repayment” on the reverse of the Security, will be received by the paying agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall be effective only if the Security with such form duly completed are received by the paying agent by such fifth Business Day.

If less than the entire principal amount of the attached Security is to be repaid, specify the portion thereof which the Holder elects to have repaid:                     ; and specify the denomination or denominations (which shall be an authorized denomination) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid):                                             .

Dated:
NOTICE: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.